UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

EMPEIRIA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54417	27-5079295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 W. 57th Street, 12th Floor New York, New York 10019		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 887-1150

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Important Information

The tender offer for EAC’s common stock has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of EAC common stock. The solicitation and the offer to buy EAC’s common stock will be made pursuant to an offer to purchase and related materials that EAC intends to file with the SEC. At the time the offer is commenced, EAC will file a tender offer statement on Schedule TO with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be sent to all stockholders and unit holders of EAC when available at no expense to them. In addition, all materials filed by EAC with the SEC will be available at no charge on the SEC’s website at www.sec.gov and from the information agent. Security holders also will be able to obtain free copies of the documents filed with the SEC from EAC by directing a request to the information agent for the tender offer. Security holders of EAC are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the tender offer because they will contain important information about the tender offer, the merger and the parties to the merger.

Item 1.01.	Entry Into a Material Definitive Agreement.

General

On October 19, 2012, Empeiria Acquisition Corp., a Delaware corporation (“EAC”), IDE Acquisition Co., LLC, a Delaware limited liability company and wholly owned subsidiary of EAC (“Merger Sub”), Integrated Drilling Equipment Company Holdings Inc., a Delaware corporation (“IDE”), and Stephen Cope, in his capacity as representative of IDE’s stockholders (the “Representative”), entered into an Agreement and Plan of Merger (the “Agreement”). Based in Houston, Texas, IDE is one of the leading manufacturers of drilling rigs and rig components and providers of rig refurbishment and reconfiguration services to contract drilling companies worldwide. IDE’s customers are primarily land and offshore drilling contractors that operate globally.

Pursuant to the terms of the Agreement, among other things, IDE will merge with and into Merger Sub with Merger Sub surviving as a wholly owned subsidiary (the “Merger”) of EAC in exchange for consideration in the form of cash and EAC common stock, par value $0.0001 per share (“Common Shares”). Concurrently with the Merger, EAC will provide its stockholders with the opportunity to redeem their Common Shares for cash equal to $10.20 per share, which is equal to their pro rata share of the aggregate amount then in the trust (the “Trust Account”) set up to hold the net proceeds of EAC’s initial public offering (the “IPO”), less taxes, upon the consummation of the Merger (the “Tender Offer”). The Merger and Tender Offer are collectively referred to herein as the “Transaction.” EAC’s board of directors has approved the Agreement and authorized EAC to conduct the Tender Offer as set forth in the Agreement.

The description of the Agreement herein is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Tender Offer

Pursuant to the Agreement, EAC will (subject to market conditions) conduct a tender offer pursuant to Rule 13e-4 and Regulation 14E (each, as modified, waived or otherwise agreed to with the Securities and Exchange Commission (the “SEC”)) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Tender Offer will provide EAC stockholders with the opportunity to redeem their Common Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less taxes, upon the consummation of the Merger. The obligation of EAC to purchase Common Shares validly tendered and not properly withdrawn pursuant to the Tender Offer will be subject to, among others, the condition that no more than 5,520,000 Common Shares may be validly tendered and not properly withdrawn pursuant to and prior to the expiration of the Tender Offer.

EAC may not waive the condition that no more than 5,520,000 Common Shares be validly tendered and not properly withdrawn prior to 12:00 Midnight, New York City time, on Thursday, November 15, 2012 (as amended from time to time, the “Expiration Date”), or the other conditions to the Tender Offer set forth in the Agreement (except for conditions to be satisfied by IDE and/or holders of IDE common stock) without the consent of IDE and the holders of IDE common stock and, unless agreed to by the parties to the Agreement. Furthermore, EAC may not waive any failure by an EAC stockholder to validly tender Common Shares prior to the expiration of the tender offer, without the prior written consent of the holders of IDE common stock. However, EAC may, without the consent of IDE and the holders of IDE common stock, (i) extend the Tender Offer for one or more period(s) beyond the Expiration Date, which initially will be no earlier than twenty (20) Business Days following the commencement of the tender offer, if, at any scheduled expiration of the Tender Offer, the conditions set forth in the Agreement, have not been satisfied or waived, or (ii) extend or amend the Tender Offer for any period required by any rule, regulation or interpretation of the SEC, or the staff thereof, applicable to the Tender Offer. EAC may not terminate the Offer prior to any scheduled Expiration Date or extension thereof without the prior consent of IDE except in the event the Agreement is terminated pursuant to the terms thereof.

Consideration

In connection with the Merger and subject to the terms and conditions set forth in the Agreement, each holder of IDE common stock will receive aggregate consideration consisting of: (a) at the closing (the “Closing”), his or her pro rata share (“Pro Rata Share”) of (i) an amount in cash equal to (A) $20,000,000, plus (B) the amount of the Contingent Closing Cash Amount (as defined below), if any (such resulting amount, the “Closing Cash Amount”), plus (ii) a number of Common Shares equal to (A) (1) the Aggregate Merger Consideration, minus the Closing Cash Amount, divided by (2) $10, minus (B) the 750,000 Common Shares that are issued in the name of EAC to be used to satisfy indemnification claims pursuant to the Agreement (the “Holdback Shares”), plus (b) such holder’s Pro Rata Share of the Contingent Consideration (as defined below), if and when earned, plus (c) such holder’s Pro Rata Share of the remaining Holdback Shares (such resulting amount, the “Share Consideration”). The Share Consideration shall be adjusted pursuant to customary post-closing adjustments to reflect the actual amounts of, among other things, IDE’s cash, indebtedness, net working capital and transaction expenses, which such adjustments shall be made by the issuance by Parent of additional Common Shares (in the case of an upward adjustment) or forfeiture of the holders’ Common Shares (in the case of a downward adjustment). The number of Common Shares to be received by each holder of IDE common stock in connection with the Merger shall be rounded down to the nearest whole number.

“Contingent Closing Cash Amount” means (A) the amount, if any, by which (1) the sum of (a) the balance of the Trust Account, as of the Closing, plus (b) the aggregate net proceeds resulting from the offering of any equity securities of EAC between the date of the Agreement and the Closing (without duplication of such proceeds in the Trust Account as of the Closing) exceed (2) $50,000,000, multiplied by (B) 50%; provided, however, that the Contingent Closing Cash Amount shall not be (y) more than $10,000,000, nor (z) less than $0.

“Aggregate Merger Consideration” means (1) an amount equal to $87,500,000, plus (2) the amount of IDE’s cash as of the Closing, minus (3) the aggregate amount of IDE’s indebtedness as of the Closing, minus (4) the outstanding amount of third party fees and expenses payable by IDE, the Representative, or any holder of IDE common stock incurred in connection with the Merger and change of control, closing or signing bonuses or severance or retention or similar payments or benefits payable as a result of the consummation of the Merger (the “Holder Transaction Expenses”), plus (5) the positive or negative amount of IDE’s Net Working Capital as of Closing. “Net Working Capital” means IDE’s current assets, minus IDE’s current liabilities, but excluding, in each case, (i) cash and restricted cash, (ii) any current portion of indebtedness or capital leases, (iii) accrued and unpaid interest expense, (iv) the Holder Transaction Expenses, and (v) the current portion of any deferred tax assets and liabilities and any accrued or unpaid taxes.

If EAC’s trading price exceeds certain thresholds prior to the fifth anniversary of the Closing, EAC will issue additional Common Shares, and if IDE attains certain performance thresholds, EAC will pay additional cash consideration (the “Contingent Consideration”). Specifically:

•

if, prior to the fifth anniversary of the Closing, (i) EAC’s trading price exceeds $12.00 per share for any 20 trading days within any period of 30 consecutive trading days or (ii) a change of control occurs that values each Common Share at more than $12.00 per share, EAC will issue to the holders an aggregate of 1,312,500 Common Shares;

•

if, prior to the fifth anniversary of the Closing, (i) EAC’s trading price exceeds $13.50 per share for any 20 trading days within any period of 30 consecutive trading days or (ii) a change of control occurs that values each Common Share at more than $13.50 per share, EAC will issue to the holders of IDE common stock an aggregate of 1,312,500 Common Shares;

•

if, prior to the fifth anniversary of the Closing, (i) EAC’s trading price exceeds $15.00 per share for any 20 trading days within any period of 30 consecutive trading days or (ii) a change of control occurs that values each Common Share at more than $15.00 per share, EAC will issue to the holders of IDE common stock an aggregate of 1,312,500 Common Shares; and

•

if, prior to the fifth anniversary of the Closing, (i) EAC’s trading price exceeds $17.00 per share for any 20 trading days within any period of 30 consecutive trading days or (ii) a change of control occurs that values each Common Share at more than $17.00 per share, EAC will issue to the holders of IDE common stock an aggregate of 1,312,500 Common Shares.

If Merger Sub’s net income for fiscal year 2013, excluding any extraordinary gains or losses, but adding back the amount reflected in their financial statements as expenses incurred for interest, income taxes, depreciation, amortization of any intangible assets and amortization of financing or related fees, but only to the extent that such items were deducted in computing net income and calculated in accordance with GAAP, including any add-backs, deductions and allocations of overhead set forth therein (“2013 EBITDA”), exceeds $30,000,000, then EAC will pay to the holders of IDE common stock an amount equal to such excess, multiplied by 0.5 (but not more than $10,000,000, nor less than $0).

Lock-up Agreements

The receipt of the Share Consideration is subject to the execution of lock-up agreements (the “Merger Lock-up Agreements”) by each stockholder of IDE such that all Share Consideration owned by each such holder generally will not be transferable until 12 months after Closing.

Representations and Warranties and Covenants of the Parties

The parties to the Agreement have made to each other representations, warranties and covenants, which are qualified by information in confidential disclosure schedules delivered together with the Agreement. While EAC does not believe that these schedules contain information that the securities laws require it to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they may be qualified by the disclosure schedules.

Additionally, the parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation (including with respect to securities matters and obtaining necessary regulatory approvals for the Transaction) and similar matters. In addition, the parties have agreed that immediately following the closing of the Transaction, the board of directors of EAC will consist of six members. The board of directors will consist of two classes of directors, with Class I, with terms expiring at the 2013 annual meeting, consisting of Richard Dodson, IDE’s President and Chief Operating Officer, and two independent directors (one appointed by each of EAC and IDE pursuant to a voting agreement to be entered into by EAC and IDE stockholders), and Class II, with terms expiring at the 2014 annual meeting, consisting of Alan B. Menkes, EAC’s Chief Executive Officer; James N. Mills, EAC’s Chairman; and Stephen Cope, IDE’s Chief Executive Officer. Each of IDE and EAC has also generally agreed to continue to operate their respective businesses in the ordinary course prior to the consummation of the Transaction, unless the other party agrees otherwise.

Indemnification

Under the Agreement, the holders of IDE common stock are obligated to indemnify EAC, Merger Sub and their affiliates and each of their respective officers, directors, stockholders, employees, agents, representatives, successors and assigns (among others) (collectively, “EAC Indemnitee”) from and against any losses attributable or arising or resulting from (i) any breach of any representation or warranty of IDE contained in the Agreement, (ii) any breach of any covenant of IDE or any holder of IDE common stock contained in the Agreement, (iii) certain tax liabilities, including those of IDE or any of its subsidiaries relating to any period prior to the Closing and (iv) any of the matters disclosed by IDE regarding product warranty and product liability (or any circumstances, facts or omissions giving rise to such matters). From and after the Closing, EAC is required to indemnify each holder of IDE common stock, their affiliates and each of their respective officers, directors, managers, employees, stockholders, holders, partners, agents, representatives, successors and assigns for all losses attributable to, or arising or resulting from (a) a breach of any representation or warranty of EAC or Merger Sub set forth in the Agreement and (b) any breach of any covenant of EAC or Merger Sub contained in the Agreement.

Subject to certain exceptions, no EAC Indemnitee will be entitled to any indemnification for a loss if, with respect to any individual item of loss, such item is less than $25,000. Other than with respect to any losses arising out of the breach of EAC’s representations regarding EAC’s corporate organization and approvals, taxes and employee benefit plans (the “Excluded Representations”), no EAC Indemnitee will be entitled to any indemnification with respect to a breach of any representation or warranty of EAC unless the aggregate of all losses relating to breaches of such representations, warranties and covenants would exceed on a cumulative basis an amount equal to $1,000,000. The aggregate indemnification obligations of the holders of IDE common stock with respect to any claim of the EAC Indemnitees arising out of the breach of (a) any representation or warranty of the Company (other than the Excluded Representations) is limited to $7,500,000 and (b) any Excluded Representation in the amount equal to the Aggregate Merger Consideration. The EAC Indemnitees’ and the holders’ of IDE common stock indemnification obligations with respect to (y) breaches of representations and warranties (other than Excluded Representations) terminate on the date that is 18 months following the Closing and (z) breaches of the Company’s tax, intellectual property, employee benefit plan and environmental compliance representations and warranties, certain tax obligations and representations related to certain information provided by IDE to EAC survive until 60 days after the termination of the applicable statute of limitations. The aggregate indemnification of EAC Indemnitees payable by any single holder of IDE common stock is limited to that portion of the Aggregate Merger Consideration that was received by such holder in exchange for its Common Shares.

The Holdback Shares will be issued in the name of EAC, for the benefit of the holders of IDE common stock to satisfy any indemnification claims of EAC pursuant to the Agreement. Upon final resolution of any such indemnification claim, a number of Holdback Shares equal to the final amount of loss representing such claim, divided by EAC’s trading price as of the close of business on the date initial notice of such claim is made, would be released to EAC for cancellation. The remaining Holdback Shares will be released to the holders of IDE common stock 18 months after Closing.

Conditions to Closing the Merger

The obligations of the parties to the Agreement to consummate the transaction are subject to the satisfaction or waiver of, among others, the following specified conditions: (a) the Tender Offer will have been concluded (subject to payment for Common Shares tendered) and no more than 5,520,000 Common Shares will have been validly tendered and not properly withdrawn prior to the expiration of the Tender Offer; (b) the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, will have expired or been terminated; (c) no court or other governmental body will have issued, enacted, entered, promulgated or enforced any law or order (whether or not temporary or final and non-appealable, and that has not been vacated, withdrawn or overturned), restraining, enjoining or otherwise prohibiting the Merger; (d) the Agreement will not have been terminated; and (e) the holders of IDE common stock will have approved the Merger and the related transactions (“Holder Approval”).

The obligations of EAC and Merger Sub to consummate the Merger Agreement are subject to various additional closing conditions, including, among others: (i) the representations and warranties of IDE are true and correct in all material respects (unless subject to a materiality qualifier and it would not result in a material adverse effect), (ii) the material compliance by IDE with its covenants, (iii) receipt of certificates from an IDE officer certifying (i) and (ii) above; (iv) the execution and receipt of any ancillary instruments, certificates, documents and agreements, including pay-off letters, third party consents, the Registration Rights Agreement and the Merger Lock-Up Agreements; (v) that no action, suit or proceeding is pending against EAC, Merger Sub or IDE or their respective affiliates as a result of the Merger; (vi) that certain employees are employed by IDE and any employment agreement between those employees and IDE remain in full force and effect; (vii) the balance in the Trust Account as of the Closing, together with the net proceeds of any financing transaction completed prior to the Closing

(without duplication of such proceeds in the Trust Account as of Closing) will be sufficient to pay the Closing Cash Amount and (viii) no more than 5.0% of holders of IDE common stock at the effective time of the Merger have elected to exercise dissenters’, appraisal or similar rights under Delaware law.

The obligation of IDE to consummate the Merger is subject to various additional closing conditions, including, among others: (i) the representations and warranties of EAC and Merger Sub are true and correct in all material respects (unless it would not result in a material adverse effect); (ii) the material compliance by EAC and Merger Sub with their respective covenants; and (iii) the execution and receipt of any ancillary instruments, certificates, documents and agreements.

Termination

The Agreement may be terminated, among other reasons, at any time prior to the earlier of the effective time of merger or December 15, 2012, as follows:

•	by mutual written consent of EAC and IDE;

•

by either EAC or IDE if (i) the Merger has not been consummated or the closing conditions in the Agreement have not been satisfied by December 15, 2012; (ii) the transactions contemplated by the Agreement shall violate any order of any court or governmental body that shall have become final and non-appealable or (iii) there shall be a law that makes the transactions contemplated by the Agreement illegal or otherwise prohibited;

•

by EAC if (i) there has been a material violation or material breach by IDE of any covenant, representation or warranty contained in the Agreement which would prevent the satisfaction of any condition to the obligations of EAC and Merger Sub and such violation or breach has not been waived by EAC or, if capable of being cured, cured by IDE within 10 days after written notice thereof from EAC, (ii) more than 5,520,000 Common Shares have been tendered in connection with the Tender Offer, or (iii) if the Holder Approval is not delivered to EAC within 2 business days of the execution of the Agreement; or

•

by IDE if there has been a material violation or material breach by EAC or Merger Sub of any covenant, representation or warranty contained in the Agreement which would prevent the satisfaction of any condition to the obligations of IDE and such violation or breach has not been waived by IDE or, if capable of being cured, cured by EAC or Merger Sub within 10 days after written notice thereof by IDE.

In the event of the termination of the Agreement by either EAC or IDE as provided above, the Agreement will immediately become void and of no further force or effect, provided, however, that no such termination shall relieve any party from liability for any prior fraud or intentional or willful breach of the Agreement.

Forward Looking Statements

In addition to historical information, this Current Report on Form 8-K may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction involving EAC and IDE; EAC’s and IDE’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the transaction that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. Additional risks and uncertainties are identified and discussed in EAC’s reports filed with the SEC and are available at the SEC’s website at www.sec.gov. Forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Neither EAC nor IDE undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 19, 2012 by and among Empeiria Acquisition Corp., IDE Acquisition Co., LLC, Integrated Drilling Equipment Company Holdings Inc. and Stephen Cope, in his capacity as representative of the stockholders
99.1	Press release dated October 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 19, 2012	Empeiria Acquisition Corp.

	By:	/s/ Alan B. Menkes
Name: Alan B. Menkes
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 19, 2012 by and among Empeiria Acquisition Corp., IDE Acquisition Co., LLC, Integrated Drilling Equipment Company Holdings Inc. and Stephen Cope, in his capacity as representative of the stockholders
99.1	Press release dated October 19, 2012

*	All schedules for which provision is made in the applicable regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.